Exhibit 10.13

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of September 30, 2023 (the “Execution Date”) but the terms and conditions are effective as of September 15, 2023 (the “Effective Date”), by and between Society Pass Incorporated (the “Parent”), Thoughtful Media Group Inc., a Nevada corporation (the “Company”), and Heather Maynard (“Maynard”). The Board of Directors (the “Board”) of the Company desires to have Maynard serve as the Chairwoman of the Board, and Ms. Maynard is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the parties agree as follows:

1. Activities. Maynard agrees to perform for the Company the services described in Exhibit A (the “Services”), and the Company agrees to pay Maynard the compensation described in Exhibit A for Maynard’s full and prompt performance of the Services.

2. Confidentiality.

A. Definition. “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom Maynard called or with whom Maynard became acquainted during the term of this Agreement), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Maynard at the time of disclosure to Maynard by the Company as evidenced by written records of Maynard, (ii) has become publicly known and made generally available through no wrongful act of Maynard or (iii) has been rightfully received by Maynard from a third party who is authorized to make such disclosure.

B. Nonuse and Nondisclosure. Maynard will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services on behalf of the Company or (ii) disclose the Confidential Information to any third party. Maynard agrees that all Confidential Information will remain the sole property of the Company. Maynard also agrees to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information Maynard shall not use the name of the Company, its trademarks, service marks, logos, or the name of any employee or agent, for any press release, marketing, advertising, public relations or other purposes without the prior written consent of the Company.

C. Third Party Confidential Information. Maynard recognizes that the Company has received and, in the future, will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Maynard agrees that, during the term of this Agreement and thereafter, Maynard owes the Company and such third parties a duty to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such third party.

D. Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Maynard will deliver to the Company all of the Company’s property, including but not limited to all electronically stored infonnation and passwords to access such property, or Confidential Information that Maynard may have in Maynard’s possession or control.

3. Conflicting Obligations. Maynard represents, warrants and covenants that to the best of her belief (i) Maynard has no outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement or that would preclude Maynard from complying with the provisions of this Agreement and Maynard will not enter into any such conflicting agreement during the term of this Agreement, (ii) the Services will not infringe, violate or misappropriate the intellectual property or proprietary rights of any third party, and (iii) Maynard will perform all Services in compliance with all applicable laws and regulations. Maynard understands that the Company does not wish to receive or benefit from any information or ideas that the Company is not free to use and disclose in connection with its business. Accordingly, Maynard acknowledges and agrees that she will not provide the Company any information or idea that is proprietary to Maynard or any third party (including any employer or organization with which Maynard may be affiliated). To the extent that Maynard does provide any information or idea to the Company, Maynard acknowledges and agrees that the Company may use and disclose such information in any manner.

4. Reports. Maynard also agrees that Maynard will, from time to time during the term of this Agreement or any extension thereof, keep the Board advised as to Maynard’s progress in performing the Services under this Agreement.

5. Term and Termination.

A. Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until terminated as provided in Section 5.B.

B. Termination. Maynard may terminate this Agreement upon giving the Company thirty (30) days’ prior written notice of such termination. The Company may terminate this Agreement if Maynard resigns from the Board or is not elected to the Company’s Board at its annual meeting.

C. Survival. Upon such termination, all rights and duties of the Company and Maynard toward each other shall cease except:

(1) The Company will pay, within seven (7) days after the effective date of termination, all amounts owing to Maynard for Services provided to the Company prior to the termination date and related expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1.A of this Agreement; and

(2) Section 2 (Confidentiality), Section 3 (Conflicting Obligations), Section 6 (Independent Contractor; Benefits), Section 7 (Indemnification), Section 9 (Arbitration and Equitable Relief), and Section 10 (Miscellaneous) shall survive termination of this Agreement.

6. Benefits.

A.	Healthcare. Maynard shall receive the standard healthcare benefits accorded to executives of the Company.

B.	Maynard shall be entitled to participate in all long-term incentive plans (including any equity incentive plan) sponsored by the Company either now or in the future, on terms and conditions similar to those applicable to other executive officers of the Company generally. The amount and terms of the long-term incentive awards awarded to the Executive shall be set by the Compensation Committee and/or the Board in its discretion after consultation with a compensation consultant, if any, retained by the Compensation Committee and/or the Board.

C.	Leave Entitlement. Maynard shall be entitled to 20 days on an annual basis paid leave.

7. Indemnification. Maynard agrees to indemnify and hold harmless the Company and its directors, officers, agents, partners and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Maynard , (ii) any breach by the Maynard of any of the covenants contained in this Agreement, (iii) any failure of Maynard to perform the Services in accordance with all applicable laws, rules and regulations, or (iv) any violation of a third party’s rights resulting in whole or in part from the Company’s use of the work product of Maynard under this Agreement. The Company will also enter into a standard director and officer indemnification agreement with Maynard.

8. Arbitration and Equitable Relief.

A. Arbitration. THIS AGREEMENT AND ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. ANY UNRESOLVED CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, EXCEPT AS (I) OTHER WISE PROVIDED IN THIS AGREEMENT, OR (II) ANY SUCH CONTROVERSIES OR CLAIMS ARISING OUT OF ANY PARTY’S INTELLECTUAL PROPERTY RIGHTS FOR WHICH A PROVISIONAL REMEDY OR EQUITABLE RELIEF IS SOUGHT, SHALL BE SUBMITTED TO ARBITRATION BY ONE ARBITRATOR MUTUALLY AGREED UPON BY THE PARTIES, AND IF NO AGREEMENT CAN BE REACHED WITHIN THIRTY (30) DAYS AFTER NAMES OF POTENTIAL ARBITRATORS HAVE BEEN PROPOSED BY THE AMERICAN ARBITRATION ASSOCIATION (THE “AAA”), THEN BY ONE ARBITRATOR HAYING REASONABLE EXPERIENCE IN CORPORATE FINANCE TRANSACTIONS OF THE TYPE PROVIDED FOR IN THIS AGREEMENT AND WHO IS CHOSEN BY THE AAA. THE ARBITRATION SHALL TAKE PLACE IN NEW YORK, IN ACCORDANCE WITH THE AAA RULES THEN IN EFFECT, AND JUDGMENT UPON ANY AWARD RENDERED IN SUCH ARBITRATION WILL BE BINDING AND MAY BE ENTERED IN ANY COURT HAYING JURISDICTION THEREOF. THERE SHALL BE LIMITED DISCOVERY PRIOR TO THE ARBITRATION HEARING AS FOLLOWS: (A) EXCHANGE OF WITNESS LISTS AND COPIES OF DOCUMENTARY EVIDENCE AND DOCUMENTS RELATING TO OR ARISING OUT OF THE ISSUES TO BE ARBITRATED, (B) DEPOSITIONS OF ALL PARTY WITNESSES, AND (C) SUCH OTHER DEPOSITIONS AS MAY BE ALLOWED BY THE ARBITRATOR UPON A SHOWING OF GOOD CAUSE. DEPOSITIONS SHALL BE CONDUCTED IN ACCORDANCE WITH THE NEW YORK CODE OF CIVIL PROCEDURE, THE ARBITRATOR SHALL BE REQUIRED TO PROVIDE IN WRITING TO THE PARTIES THE BASIS FOR THE AWARD OR ORDER OF SUCH ARBITRATOR, AND A COURT REPORTER SHALL RECORD ALL HEARINGS, WITH SUCH RECORD CONSTITUTING THE OFFICIAL TRANSCRIPT OF SUCH PROCEEDINGS. EACH PARTY WILL BEAR ITS OWN COSTS IN RESPECT OF ANY DISPUTES ARISING UNDER THIS AGREEMENT. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS THEREOF OR ANY NEW YORK STATE COURT SITTING CN NEW YORK COUNTY, NEW YORK FOR ITSELF AND WITH RESPECT TO CTS PROPERTY, GENERALLY AND UNCONDITIONALLY, WITH REGARD TO ANY SUCH ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

B. Procedure. THE COMPANY AND MAYNARD AGREE THAT ANY ARBITRATION WILL BE ADMINISTERED BY THE AMERICAN ARBITRATION ASSOCIATION (“AAA”), AND THAT THE NEUTRAL ARBITRATOR WILL BE SELECTED IN A MANNER CONSISTENT WITH AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES. THE COMPANY AND MAYNARD AGREE THAT THE ARBCTRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, MOTIONS TO DISMISS AND DEMURRERS, AND MOTIONS FOR CLASS CERTIFICATION, PRIOR TO ANY ARBITRATION HEARING. THE COMPANY AND MAYNARD ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR SHALL AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY EXCEPT AS PROHIBITED BY LAW. THE COMPANY AND MAYNARD UNDERSTAND THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR AAA. THE COMPANY AND MAYNARD AGREE THAT THE ARBITRATOR SHALL ADMINISTER AND CONDUCT ANY ARBITRATION IN A MANNER CONSISTENT WITH THE RULES AND THAT TO THE EXTENT THAT THE AAA’S NATIONAL RULES FOR THE RESOLUTION OF EMPLOYMENT DISPUTES CONFLICT WITH THE RULES, THE RULES SHALL TAKE PRECEDENCE. MAYNARD AGREES THAT THE DECISION OF THE ARBITRATOR SHALL BE IN WRITING.

C. Remedy. EXCEPT AS PROVIDED BY THE RULES AND THIS AGREEMENT, ARBITRATION SHALL BE THE SOLE, EXCLUSIVE AND FINAL REMEDY FOR ANY DISPUTE BETWEEN THE COMPANY AND MAYNARD. ACCORDINGLY, EXCEPT AS PROVIDED FOR BY THE RULES AND THIS AGREEMENT, NEITHER THE COMPANY NOR MAYNARD WILL BE PERMITTED TO PURSUE COURT ACTION REGARDING CLAIMS THAT ARE SUBJECT TO ARBITRATION. NOTWITHSTANDING, THE ARBITRATOR WILL NOT HAVE THE AUTHORITY TO DISREGARD OR REFUSE TO ENFORCE ANY LAWFUL COMPANY POLICY, AND THE ARBITRATOR SHALL NOT ORDER OR REQUIRE THE COMPANY TO ADOPT A POLICY NOT OTHERWISE REQUIRED BY LAW.

D. Availability oflnjunctive Relief. MAYNARD AGREES THAT EITHER THE COMPANY OR MAYNARD MAY PETITION A COURT FOR PROVISIONAL RELIEF, INCLUDING INJUNCTIVE RELIEF, AS PERMITTED BY THE RULES, INCLUDING, BUT NOT LIMITED TO, WHERE EITHER THE COMPANY OR MAYNARD ALLEGES OR CLAIMS A VIOLATION OF THIS AGREEMENT BETWEEN MAYNARD AND THE COMPANY OR ANY OTHER AGREEMENT REGARDING TRADE SECRETS, CONFIDENTIAL INFORMATION, NONSOLICITATION. MAYNARD UNDERSTANDS THAT ANY BREACH OR THREATENED BREACH OF SUCH AN AGREEMENT (INCLUDING THIS AGREEMENT) WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR AND BOTH MAYNARD AND THE COMPANY HEREBY CONSENT TO THE ISSUANCE OF AN INJUNCTION.

E. Administrative Relief. MAYNARD UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT MAYNARD FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE OR FEDERAL ADMINISTRATIVE BODY SUCH AS THE DEPARTMENT OF FAIR EMPLOYMENT AND HOUSING, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE MAYNARD FROM PURSUING COURT ACTION REGARDING ANY SUCH CLAIM.

F. Voluntary Nature of Agreement. MAYNARD ACKNOWLEDGES AND AGREES THAT MAYNARD IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. MAYNARD FURTHER ACKNOWLEDGES AND AGREES THAT MAYNARD HAS CAREFULLY READ THIS AGREEMENT AND THAT MAYNARD HAS ASKED ANY QUESTIONS NEEDED FOR MAYNARD TO UNDERSTAND THE TERMS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND FULLY UNDERSTAND IT, INCLUDING THAT MAYNARD IS WAIVING ms RIGHT TO A JURY TRIAL. FINALLY, MAYNARD AGREES THAT MAYNARD HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

9. Miscellaneous.

A. Governing Law. This Agreement shall be governed by the laws ofNew York without regard to New York’s conflicts of law rules.

8. Assignability. Except as otherwise provided in this Agreement, Maynard may not sell, assign or delegate any rights or obligations under this Agreement. Company may freely assign and/or transfer this Agreement.

C. No Exclusivity. The parties expressly acknowledge that this Agreement does not create an exclusive relationship between the parties. The Company is free to engage others to perform services of the same or similar nature to those provided by Maynard, and Maynard shall be entitled to offer and provide similar services to others, solicit other clients and otherwise advertise the services offered by Maynard.

D. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral agreements between the parties regarding the subject matter of this Agreement.

F. Notices. Any notice or other communication required or permitted by this Agreement to be given to a party shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, at the party’s address.

G. Attorneys’ Fees. In any court action at law or equity that is brought by one of the parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that party may be entitled.

H. Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted bylaw.

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the Execution Date.

By:	/s/ Heather Maynar	By:	/s/ Raynauld Liang
Name:	Heather Maynar	Name:	Raynauld Liang
Date:	30 September 2023	Title:	Chief Executive Officer, Society Pass Incorporated
		Date:	30 September 2023

EXHIBITA

SERVICES AND COMPENSATION

1. Services. The Services shall be to serve as the Chairwoman of the Board with the intention to significantly accelerate and achieve greater shareholder value. In addition to duties as a member of the Board, these services shall include, but shall not be limited to, representing Society Pass Incorporated on the Board of the Company;

2. Compensation. Maynard shall be compensated for her Services as follows:

(a) The Company or the Parent shall pay to Maynard an annual retainer for service on the Board and as a Non-Executive Chairwoman of the Board in the amount of Euro 120,000 per year. This retainer shall be paid to Maynard in equal, monthly payments of Euro 10,000 per month.

(b) All reasonable and necessary business expenses incurred by Maynard in the performance of the Chairwoman Services shall be promptly reimbursed by the Company in accordance with the Company’s standard expense reimbursement policies. The parties acknowledge and agree that all of Maynard’s air travel shall be in business class.

(c) The compensation in this Section 2 shall be in lieu of all other Board compensation.